Exhibit 23.4

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        As independent certified public accountants, we hereby consent to the incorporation by reference in this Viacom Inc. Form S-3 Registration Statement, registering 1,678,363 shares of Class A Common Stock, 113,783,769 shares of Class B Common Stock and 38,306,385 Variable Common Rights of Viacom Inc., of our report dated March 23, 1994 included in Blockbuster Entertainment Corporation's Form 10-K for the year ended December 31, 1993 and to all references to our Firm included in this Registration Statement.

                                             ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida
October 14, 1994